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                                                                     EXHIBIT 8.1

                     [LETTERHEAD OF SULLIVAN & CROMWELL LLP]

                                                                October 23, 2003




priceline.com Incorporated,
      800 Connecticut Avenue,
           Norwalk, Connecticut 06854,


Ladies and Gentlemen:

                  As special tax counsel to priceline.com Incorporated (the "Company") in connection with the registration of $125,000,000 of the Company's 1.00% Convertible Senior Notes due 2010 pursuant to the Prospectus which forms a part of the Registration Statement of the Company to which this opinion is filed as an exhibit, we hereby confirm to you that the discussion set forth under the heading "Certain United States Federal Income Tax Considerations" therein is our opinion, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain United States Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,



                                            /s/ Sullivan & Cromwell LLP